UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 18, 2011

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2011, Advanced Micro Devices, Inc. (the “Company”) entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Robert J. Rivet, former Executive Vice President and Chief Operations and Administrative Officer of the Company. Pursuant to the Separation Agreement, Mr. Rivet will cease to be an employee of the Company, its subsidiaries, joint ventures or other affiliates effective March 31, 2011 (the “Separation Date”). In addition, as reported by the Company in its Current Report on Form 8-K dated February 9, 2011, effective February 8, 2011, Mr. Rivet no longer served as an executive officer of the Company. Mr. Rivet will continue to receive his base salary compensation through the Separation Date. In addition, Mr. Rivet’s stock options and RSUs will continue to vest through the Separation Date, and he will continue to be eligible for health and other benefits. Under the Separation Agreement, Mr. Rivet will be paid a cash bonus for fiscal 2010 in the amount of $500,000 under the Company’s Executive Incentive Plan (the “Plan”). The bonus will be paid on March 24, 2011. The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement that is filed as Exhibit 10.1 to this Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Separation Agreement and General Release dated February 18, 2011 between the Company and Robert J. Rivet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2011	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Medzonsky
	Name:	Faina Medzonsky
	Title:	Assistant Secretary

Exhibit No.	Description

10.1	Separation Agreement and General Release dated February 18, 2011 between the Company and Robert J. Rivet.